Exhibit 10.35

P A L L   C O R P O R A T I O N

MANAGEMENT STOCK PURCHASE PLAN
_______________

1. PURPOSE.

     This document sets forth the Pall Corporation Management Stock Purchase Plan as amended and restated effective as of September 26, 2011.

     The purpose of the Plan is to encourage key employees of the Corporation and its Affiliated Companies to increase their ownership of shares of the Corporation’s Common Stock by providing such employees with an opportunity to elect to have portions of their total annual compensation paid in the form of Restricted Units, and to have additional matching Restricted Units credited with respect thereto.

     The Plan also provides certain employees with an opportunity to elect to defer payment with respect to the Restricted Units credited to them that become vested. With respect to these provisions, the Plan is intended to constitute an unfunded plan of deferred compensation for “a select group of management or highly compensated employees” within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

2. DEFINITIONS. As used herein, the following terms shall have the following meanings:

     “ACCOUNT” and “SUBACCOUNT” shall mean, respectively, the account, and each Subaccount within such Account, that is established for a Participant pursuant to Section 8.

     “AFFILIATED COMPANIES” shall mean members of a controlled group of corporations of which the Corporation is a member. For purposes hereof, a “controlled group of corporations” means a controlled group of corporations as defined in section 1563(a) of the Internal Revenue Code, determined without regard to Section 1563(b)(2)(C).

     “BENEFICIARY” shall mean the person or persons designated by a Participant in accordance with Section 12 to receive any payment that is required to be made under the Plan upon the Participant’s death.

     “BOARD OF DIRECTORS” shall mean the Board of Directors of the Corporation.

     “BONUS” shall mean, with respect to any Eligible Employee for any Plan Year, the annual cash bonus payable to such Eligible Employee with respect to such year under any plan, program or arrangement of annual incentive compensation maintained by the Corporation or any of its Affiliated Companies, including without limitation the Corporation’s Executive Bonus Plan or under the Eligible Employee’s employment agreement with the Corporation or any of its Affiliated Companies, but excluding the SIP.

     “BONUS PAYMENT DATE” shall mean each date on which Bonus payments are made by the Corporation or its Affiliated Companies.

     “BUSINESS DAY” shall mean any day on which the Corporation’s principal office in the U.S. is open for business.

     “CAUSE” shall have the meaning set forth in the Participant’s employment agreement, or, if there is no definition therein, shall arise in the event that the Participant (i) fails or refuses to substantially perform the duties of the Participant’s employment or otherwise violates this Plan or any employment agreement with the Corporation, (ii) fails to comply with the written rules and policies of the Corporation, (iii) engages in willful and serious misconduct in connection with the Participant’s employment that has caused or would reasonably be expected to result in material injury to the Corporation, (iv) engages in dishonesty or fraudulent conduct or (v) is convicted of, or pleads nolo contendere to, a crime that constitutes a felony.

“CEO” shall mean the Chief Executive Officer of the Corporation.

“CHANGE IN CONTROL” shall mean the occurrence of any of the following:

     (a) any “Person”, within the meaning of Section 13(d) or 14(d) under the Securities Exchange Act of 1934 (the “Exchange Act”), including any group (within the meaning of Section 13(d)(3) under the Exchange Act), becomes the “Beneficial Owner”, as such term is defined in Rule 13d-3 promulgated under the Exchange Act, of 30% or more of the combined voting power of the Corporation’s outstanding shares, other than beneficial ownership by (i) the Corporation or any subsidiary of the Corporation, (ii) any employee benefit plan of the Corporation or any subsidiary of the Company or (iii) any entity of the Corporation for or pursuant to the terms of any such plan. Notwithstanding the foregoing, a Change in Control shall not occur as the result of an acquisition of outstanding shares of the Corporation by the Corporation which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by a Person to 30% or more of the shares of the Corporation then outstanding; provided, however, that if a Person becomes the Beneficial Owner of 30% or more of the shares of the Corporation then outstanding by reason of share purchases by the Corporation and shall, after such share purchases by the Corporation, become the Beneficial Owner of any additional shares of the Corporation, then a Change in Control shall be deemed to have occurred;

     (b) the Corporation shall consummate a merger or consolidation with or consolidate with another entity, or engage in a reorganization with or a statutory share exchange or an exchange offer for the Corporation’s outstanding voting stock of any class with another entity or acquire another entity by means of a statutory share exchange or an exchange offer, or engage in a similar transaction; provided that no Change in Control shall have occurred by reason of this paragraph unless either:

     i. the stockholders of the Corporation immediately prior to the consummation of the transaction would not, immediately after such consummation, as a result of their beneficial ownership of voting stock of the Corporation immediately prior to such consummation (I) be the Beneficial Owners, directly or indirectly, of securities of the resulting or acquiring entity entitled to elect a majority of the members of the Board of Directors or other governing body of the resulting or acquiring entity and (II) be Beneficial Owners of the resulting or acquiring entity in substantially the same proportion as their beneficial ownership of the voting stock of the Corporation immediately prior to such transaction; or

     ii. those persons who were directors of the Corporation immediately prior to the consummation of the proposed transaction would not, immediately after such consummation, constitute a majority of the directors of the resulting entity.

     (c) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Corporation to any Person (as defined in paragraph (a) above) other than any of the Affiliated Companies; or

     (d) the number of duly elected and qualified directors of the Corporation who were not either elected by the Corporation’s Board of Directors or nominated by the Board of Directors or its Nominating/Governance Committee for election by the shareholders shall constitute a majority of the total number of directors of the Corporation as fixed by its by-laws;

     provided, however, that in each instance no Change in Control shall be deemed to have occurred, and no rights or obligations arising hereunder upon a Change in Control shall exist, to the extent that the Board of Directors so determines by resolution adopted and not rescinded prior to the Change in Control.

     “CLOSING PRICE” shall mean, as of any date, the closing price of a share of Common Stock as reported in the New York Stock Exchange Consolidated Transactions for such date.

     “CODE” shall mean the Internal Revenue Code of 1986, as amended.

     “COMMITTEE” shall mean the CEO and such other officers of the Corporation as the CEO in his discretion may appoint from time to time. The CEO shall have the power to remove any other member of the Committee at any time.

     “COMMON STOCK” shall mean the shares of common stock ($0.10 par value) of the Corporation.

     “COMPENSATION COMMITTEE” shall mean the Compensation Committee of the Board of Directors.

     “CORPORATION” shall mean Pall Corporation.

     “CREDITING DATE” shall mean, with respect to any Initial Award Restricted Unit Subaccount, Purchased Restricted Unit Subaccount or Matching Restricted Unit Subaccount maintained for a Participant under Section 8, the date(s) as of which Restricted Units, or Matching Restricted Units, are credited to such Subaccount pursuant to Section 5(a), (b), (c), (d), (e) or (f).

     “DEFERRED VESTED UNITS” shall mean Vested Units with respect to which the Participant has elected to defer payment in accordance with the provisions of Section 7(d) hereof.

     “DELAYED PAYMENT DATE” shall mean the date on which payment with respect to a Participant’s Post-2004 Bonus, SIP and Base Salary Units is to be made pursuant to Section 7(f)(i) or Section 7(f)(ii), or the date on which payment with respect to a Participant’s Deferred Vested Units is to be made pursuant to Section 7(f)(iii).

     “DISABLED” shall mean, with respect to any Participant on or after January 1, 2005, that the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under any accident and health plan maintained by the Corporation or any of its Affiliated Companies for its employees.

     “DIVIDEND EQUIVALENT UNITS” shall mean additional Restricted Units or additional Deferred Vested Units credited to a Participant’s Account pursuant to Section 5(g), Section 7(d)(vi) or Section 7(f)(vi).

     “DIVIDEND PAYMENT DATE” shall mean each date on which the Corporation pays a cash dividend on its Common Stock.

     “ELIGIBLE EMPLOYEE” shall mean, with respect to any Plan Year, any Employee who has been designated under Section 4 as eligible to be credited with Restricted Units for such Plan Year.

     “EMPLOYEE” shall mean any person employed by the Corporation or any of its Affiliated Companies.

     “INVOLUNTARY TERMINATION” shall mean a Participant’s Termination of Employment initiated by the Corporation, or by any of its Affiliated Companies, for any reason other than for becoming Disabled or for Cause.

     “MATCHING RESTRICTED UNITS” shall mean Restricted Units that are credited to a Participant’s Account pursuant to Section 5(f), to match Restricted Units that are credited to the Participant’s Account under Section 5(b), (c), (d) or (e).

     “PARTICIPANT” shall mean any Employee for whom an Account has been established, and is being maintained, pursuant to Section 8 hereof.

     “PLAN” shall mean the Pall Corporation Management Stock Purchase Plan as set forth herein and as amended from time to time.

     “PLAN YEAR” shall mean the period beginning on August 1 of each calendar year and ending on July 31 of the following calendar year.

     “POST-2004 BONUS, SIP AND BASE SALARY UNITS” shall mean, with respect to any Participant, (i) all Restricted Units credited to the Participant after January 31, 2005 pursuant to elections made by the Participant under Section 5(b), (c) and/or (d), and (ii) all Dividend Equivalent Units credited to the Participant with respect to the Restricted Units described in clause (i) of this paragraph.

     “RESTRICTED UNIT” shall mean a Unit credited to a Participant pursuant to Section 5 that has not yet become vested in accordance with the provisions of Section 6.

     “RETIREMENT” shall mean a Participant’s Termination of Employment for any reason prior to the Participant becoming Disabled (other than death or for Cause) if at the time of such Termination of Employment the Participant has attained age 62 and is eligible to receive (i) a “Retirement Benefit” under the Pall Corporation Cash Balance Pension Plan, as defined therein, or (ii), in the case of any Participant who is not a resident of the U.S., a similar type of benefit under any plan or program maintained by the Corporation or any of its Affiliated Companies (or to which the Corporation or any of its Affiliated Companies makes contributions) that provides benefits to Employees upon their retirement.

     “SECTION 409A” shall mean Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

     “SIP” shall mean the Corporation’s Sales Incentive Plans, as may be amended from time to time, and any other plan, program or arrangement maintained by the Corporation or any of its Affiliated Companies that provides for incentive cash compensation with respect to a period of less than one year.

     “SIP PAYMENT(S)” shall mean, with respect to any Eligible Employee, each bonus, if any, that is payable to such Eligible Employee under an SIP.

     “TERMINATION OF EMPLOYMENT” shall mean (i) the cessation of a Participant’s employment with the Corporation and all of its Affiliated Companies irrespective of the reason therefor and irrespective of whether initiated by the Corporation, an Affiliated Company, the Participant or otherwise, and (ii) for employees subject to taxation in the United States, a “separation from service,” as defined in Section 409A.

     “TRADING DAY” shall mean any day on which the New York Stock Exchange is open for trading.

     “UNIT” shall mean a unit of measurement equivalent to one share of Common Stock, with none of the attendant rights of a shareholder of such share, including, without limitation, the right to vote such share and the right to receive dividends thereon, except to the extent otherwise specifically provided herein.

     “VESTED UNIT” shall mean a Unit credited to a Participant pursuant to Section 5 that has become vested in accordance with the provisions of Section 6.

     “VESTING DATE” shall mean, with respect to any Restricted Units credited to a Participant’s Account, the date on which such Restricted Units become vested in accordance with the provisions of Section 6.

3. MAXIMUM NUMBER OF SHARES OF COMMON STOCK AVAILABLE.

     The number of shares of Common Stock that may be distributed under the Plan for the period commencing January 24, 1999, with respect to Restricted Units and Deferred Vested Units credited to Participants under the Plan, (including Dividend Equivalent Units credited with respect to such Units) shall be limited to 3,800,000 shares of Common Stock. If any Restricted Units initially credited to a Participant shall be forfeited, the number of shares of Common Stock no longer payable with respect to the Restricted Units so forfeited shall thereupon be released and shall thereafter be available for the crediting of new Restricted Units under the Plan. The limitation provided under this Section 3 shall be subject to adjustment as provided in Section 9.

     The shares of Common Stock distributed under the Plan may be authorized and unissued shares, shares held in the treasury of the Corporation, or shares purchased on the open market by the Corporation at such time or times and in such manner as it may determine. The Corporation shall be under no obligations to acquire shares of Common Stock for distribution to Participants before payment in Common Stock is due.

4. ELIGIBILITY.

     An Employee shall be eligible to be credited with Restricted Units under Section 5 during any Plan Year only if he or she has been designated by the Compensation Committee as an Eligible Employee with respect to such year.

     Upon the recommendation of the CEO, the Compensation Committee may select as an Eligible Employee for any Plan Year any Employee who is expected to make significant contributions during the course of such year to the success of the Corporation and its Affiliated Companies and to the growth of their businesses.

     Any person who has been selected as an Eligible Employee for any Plan Year shall continue to be an Eligible Employee in the Plan for each subsequent Plan Year prior to Termination of Employment, subject, however, to the Compensation Committee’s right to terminate such individual’s eligibility effective beginning as of the first base salary payment date or, if earlier, the first Bonus Payment Date or date of a SIP payment occurring after the date on which the Compensation Committee makes its determination to terminate such individual’s eligibility, provided that any elections made by the Participant under Section 5 or 7 of the Plan prior to such termination of eligibility shall remain in effect.

     Notwithstanding anything contained herein to the contrary, “named executive officers” of the Corporation (within the meaning of Item 402 of Regulation S-K promulgated by the Securities and Exchange Commission), as identified by the Compensation Committee, shall not be eligible to be credited with Units (other than Dividend Equivalent Units) under the Plan effective on and after August 1, 2011.

5. CREDITING OF RESTRICTED UNITS.

     For each Plan Year, Eligible Employees shall be credited with Restricted Units in accordance with the following provisions:

     (a) INITIAL AWARD UNITS. To the extent that the Compensation Committee in its sole discretion so determines, any Employee who is designated as an Eligible Employee for the first time shall be credited, as of the date specified by the Compensation Committee in such determination, with such number of Restricted Units as the Compensation Committee may determine for such Employee, or the Compensation Committee may determine not to grant any Initial Award Units to such Eligible Employee.

     (b) BONUS UNITS. Each Eligible Employee may elect to have any part or all of any Bonus that may become payable to the Participant during such year paid in the form of Restricted Units that will be credited to his or her Account hereunder and distributed in accordance with the provisions of this Plan, instead of being paid to the Eligible Employee in cash. If an Eligible Employee has so elected, the Eligible Employee’s Account shall be credited as of the applicable Bonus Payment Date(s) during such year with a number of Restricted Units determined by dividing the total amount of the portion of such Eligible Employee’s Bonus which the Eligible Employee elected to have paid in the form of Restricted Units, by (i) for Bonus Payment Dates occurring prior to August 1, 2011, the Closing Price of a share of Common Stock on such Bonus Payment Date or, if such date is not a Trading Day, as of the next following day that is a Trading Day, and (ii) for Bonus Payment Dates occurring on or after August 1, 2011, the average of the high and low selling prices of a share of Common Stock on the Bonus Payment Date and each of the four Trading Days preceding the Bonus Payment Date (or if the Bonus Payment Date is not a Trading Day, then each of the five Trading Days preceding the Bonus Payment Date). In the event that an Eligible Employee’s Bonus is payable in a unit of currency other than U.S. dollars, the portion of the bonus which the Eligible Employee has elected to have paid in the form of Restricted Units shall be converted to U. S. dollars as of the applicable Crediting Date (the Bonus Payment Date during the Plan Year in which such Bonus is payable) at a rate equal to the exchange rate of such currency and U. S. dollars on such Crediting Date as reported in The Wall Street Journal in its issue following the Crediting Date.

     (c) BASE SALARY UNITS. Each Eligible Employee may elect to have up to 50% of the amount of the base salary otherwise payable to the Eligible Employee on each payday during such year paid in the form of Restricted Units that will be credited to his or her Account hereunder and distributed in accordance with the provisions of this Plan, instead of being paid to the Eligible Employee in cash. If an Eligible Employee has so elected, the amount specified in such election shall be withheld from the payment of base salary otherwise required to be made to the Eligible Employee on each payday during such year, and the Eligible Employee’s Account shall be credited as of January 31 and July 31 of such year or such other Crediting Date(s) during such year as the Compensation Committee shall designate, with a number of Restricted Units determined by dividing the aggregate amount so withheld from the start of such year, or from the preceding Crediting Date if later, by (i) for Crediting Dates occurring prior to August 1, 2011, the Closing Price of a share of Common Stock as of the applicable Crediting Date or, if such date is not a Trading Day, as of the next following day that is a Trading Day, and (ii) for Crediting Dates occurring on or after August 1, 2011, the average of the high and low selling prices of a share of Common Stock on the Crediting Date and each of the four Trading Days preceding the Crediting Date (or if the Crediting Date is not a Trading Day, then each of the five Trading Days preceding the Crediting Date). In the event that an Eligible Employee’s base salary is payable in a unit of currency other than U.S. dollars, the aggregate amount withheld shall be converted to U. S. dollars as of each such applicable Crediting Date at a rate equal to the exchange rate of such currency and U.S. dollars on such Crediting Date as reported in The Wall Street Journal in its issue following the Crediting Date.

     (d) SIP UNITS. Each Eligible Employee may elect to have up to 75% of the amount of any SIP Payment otherwise payable to the Eligible Employee during such year paid in the form of Restricted Units that will be credited to his or her Account hereunder and distributed in accordance with the provisions of this Plan, instead of being paid to the Eligible Employee in cash. If an Eligible Employee has so elected, the Eligible Employee’s Account shall be credited as of January 31 and July 31 of such year or such other Crediting Date(s) during such year as the Compensation Committee shall designate with a number of Restricted Units determined by dividing the total amount of the portion of such Eligible Employee’s SIP Payment which the Eligible Employee elected to have paid in the form of Restricted Units, by the average of the high and low selling prices of a share of Common Stock on the Crediting Date and each of the four Trading Days preceding the Crediting Date (or if the Crediting Date is not a Trading Day, then the five Trading Days preceding the Crediting Date). In the event that an Eligible Employee’s SIP Payment is payable in a unit of currency other than U. S. dollars, the portion of the SIP Payment which the Eligible Employee has elected to have paid in the form of Restricted Units shall be converted to U.S. dollars as of the applicable Crediting Date at a rate equal to the exchange rate of such currency and U. S. dollars on such Crediting Date as reported in The Wall Street Journal in its issue following the Crediting Date.

     (e) CASH PAYMENT UNITS. Prior to January 31, 2009, for any Plan Year each Eligible Employee may make a direct, after-tax, cash payment to the Corporation at least seven days prior to (i) the first Bonus Payment Date during such Plan Year and/or (ii) January 31 of such Plan Year, and the Crediting Dates with respect to such direct cash payments shall be (x) the first Bonus Payment Date of the Plan Year with respect to cash payments made at least seven days prior to such Bonus Payment Date and (y) January 31 with respect to cash payments made at least seven days prior to that date. On and after January 31, 2009 but prior to January 31, 2012, each Eligible Employee may make a direct, after-tax, cash payment to the Corporation within seven days following (a) the first Bonus Payment Date during such Plan Year and/or (b) January 31 of such Plan Year, and the Crediting Dates with respect to such direct cash payments shall be (1) the eighth day following the first Bonus Payment Date of the Plan Year with respect to cash payments made within the seven days following such Bonus Payment Date and (2) the eighth day following January 31 with respect to cash payments made within the seven days following that date. On and after January 31, 2012, each Eligible Employee may make a direct, after-tax, cash payment to the Corporation once during any Plan Year within seven days following the annual Bonus Payment Date for such Plan Year, and the Crediting Date with respect to such direct cash payments shall be the eighth day following such annual Bonus Payment Date. If an Eligible Employee makes a cash payment pursuant to this Section 5(e), the Eligible Employee’s Account shall be credited as of the applicable Crediting Date with a number of Restricted Units determined by dividing the total amount of such Eligible Employee’s cash payment on such Crediting Date, by (i) for Crediting Dates occurring prior to January 31, 2012, the Closing Price of a share of Common Stock on such Crediting Date or, if such date is not a Trading Day, as of the next following day that is a Trading Day, and (ii) for Crediting Dates occurring on or after January 31, 2012, the average of the high and low selling prices of a share of Common Stock on the Crediting Date and each of the four Trading Days preceding the Crediting Date (or if the Crediting Date is not a Trading Day, then each of the five Trading Days preceding the Crediting Date). In the event that an Eligible Employee’s direct cash payment is made in a unit of currency other than U.S. dollars, the amount of such payment shall be converted to U.S. dollars as of the relevant Crediting Date, at a rate equal to the exchange rate of such currency and U.S. dollars on such Crediting Date as reported in The Wall Street Journal in its issue following the Crediting Date.

     The aggregate amount of the direct cash payments that an Eligible Employee may make under this Section 5(e) during any Plan Year (the “Cash Purchase Year”) shall not exceed the sum of (I) the amount by which the Bonus payable to the Eligible Employee during the Cash Purchase Year (based on results of operations for the immediately preceding Plan Year) exceeds the portion thereof which the Eligible Employee elected under Section 5(b) to have paid in the form of Restricted Units, plus (II) the amount by which 50% of the Eligible Employee’s base salary for the Plan Year immediately preceding the Cash Purchase Year exceeds the portion thereof which the Eligible Employee has elected under Section 5(c) to have paid in the form of Restricted Units, plus (III) the amount by which 75% of the Eligible Employee’s SIP Payments during the Cash Purchase Year exceeds the portion thereof which the Eligible Employee has elected under Section 5(d) to have paid in the form of Restricted Units.

     (f) MATCHING UNITS. On each date on which any Restricted Units are credited to an Eligible Employee’s Account pursuant to the provisions of paragraphs (b), (c), (d) or (e) of this Section 5, there shall also be credited to the Eligible Employee’s Account on that date a number of Matching Restricted Units equal to 100% of the number of Restricted Units of all kinds (other than Dividend Equivalent Units).

     (g) DIVIDEND EQUIVALENTS. Until the Vesting Date for the Restricted Units that have been credited to a Participant’s Account pursuant to paragraphs (a), (b), (c), (d), (e) and (f) of this Section 5, additional Restricted Units shall be credited to the Participant’s Account, with respect to the Restricted Units so credited, as of each Dividend Payment Date. The number of additional Restricted Units to be so credited shall be determined separately for each Initial Award Restricted Unit Subaccount, for each Purchased Restricted Unit Subaccount, and for each Matching Restricted Unit Subaccount, maintained for a Participant pursuant to Section 8. The number of additional Restricted Units to be credited to each such Subaccount shall be determined by first multiplying (A) the total number of Restricted Units standing to the Participant’s credit in such Subaccount as of the day immediately preceding such Dividend Payment Date (including all Dividend Equivalent Units credited to such Subaccount on all previous Dividend Payment Dates), by (B) the per-share dollar amount of the dividend paid on such Dividend Payment Date and then, dividing the resulting amount by the Closing Price of one share of Common Stock on such Dividend Payment Date.

     (h) ELECTION PROCEDURES. Any election made by an Eligible Employee under paragraph (b), (c) or (d) of this Section 5 shall be made in accordance with, and shall be subject to, the provisions set forth below.

     (i) Any such election shall be made in writing, on a form furnished to the Eligible Employee for such purpose by the Committee and filed by the Eligible Employee with the Committee.

     (ii) An election under Section 5(b) with respect to any Bonus earned for a Plan Year beginning on or after August 1, 2012 shall be made by no later than December 31st of the calendar year ending before the beginning of the Plan Year with respect to which the services for such Bonus are performed.

     (iii) An election under Section 5(c) with respect to base salary payable to an Eligible Employee for services performed during any calendar year commencing on or after January 1, 2012 shall be made by no later than December 31st of the preceding calendar year, except as otherwise provided under subparagraph (vi) below. For purposes of such an election, base salary payable after such December 31 solely for services performed during the final payroll period of the calendar year that includes such December 31 shall be treated as base salary for services performed in the subsequent calendar year in which such base salary is paid.

     (iv) An election under Section 5(d) with respect to SIP Payments shall be made by no later than December 31st of the calendar year before the beginning of the calendar year with respect to which any services relating to such SIP Payments are performed.

     (v) Notwithstanding anything contained herein to the contrary, deferral elections for amounts relating to any period before the effectiveness of subparagraphs (ii) and (iii) shall be made in accordance with the Plan as in effect at the time of such election.

     (vi) Any Employee who is hired after the start of a calendar year but who is designated under Section 4 as an Eligible Employee during such year may make an election under Section 5(c) or 5(d) with respect to his or her base salary and/or SIP Payments for such year at any time during the 30-day period commencing on his or her date of hire; provided, however, that any election so made shall be effective only with respect to base salary and/or SIP Payments payable to the Eligible Employee for periods of service beginning after the date on which he or she files such election with the Committee.

     (vii) In his or her election form, the Eligible Employee shall specify, by dollar amount (which shall be an even multiple of $100) or by percentage (which shall be an even multiple of 1%), the portion of his or her Bonus, SIP Payment and/or base salary that the Eligible Employee wishes to have paid in the form of Restricted Units credited to his or her Account, instead of in cash. The dollar amount or percentage so specified shall be at least equal to any minimum amount or percentage which the Committee in its discretion may have determined to be applicable to elections under Section 5(b), 5(c) and/or 5(d) for the period to which such election relates.

     (viii) Any election made under Section 5(b), (c) or (d) shall be irrevocable.

     (i) OTHER ELECTION RULES. Elections made under Section 5(b), (c) or (d) shall be subject to the following rules:

     (i) If an Eligible Employee who has made an election under Section 5(b) with respect to the Bonus payable to the Eligible Employee during any Plan Year has a Termination of Employment for any reason prior to any Bonus Payment Date for such Bonus, but is nevertheless entitled to receive a Bonus payment on such date, the portion of such payment that is required to be paid by means of the crediting of Restricted Units to the Eligible Employee’s Account pursuant to his or her election under Section 5(b) shall be paid in such form subject to the terms of his or her applicable election.

     (ii) If an Eligible Employee who has made an election under Section 5(c) or 5(d) with respect to the base salary or SIP Payments payable to the Eligible Employee for services rendered with respect to any calendar year has a Termination of Employment for any reason prior to any date on which Restricted Units are to be credited to his or her Account with respect to amounts withheld from his or her base salary or SIP Payments pursuant to such election, Restricted Units shall be so credited on such date subject to the terms of his or her election.

     (iii) Any election made by an Eligible Employee under Section 5(b), (c) or (d) shall not be given effect if, at any time during the 12-month period ending on the date as of which any Restricted Units are otherwise required to be credited to his or her Account pursuant to such election, the Eligible Employee received a hardship withdrawal under Section 7.2 of the Pall Corporation 401(k) Plan (effective October 1, 2011, “6-month period” shall be substituted for “12-month period” for purposes of the foregoing).

6. VESTING OF UNITS.

     Restricted Units credited to a Participant’s Account, and Dividend Equivalent Units credited with respect thereto, shall become vested in accordance with the provisions set forth below.

     (a) All Restricted Units standing to a Participant’s credit in any Initial Award Restricted Unit Subaccount, Purchased Restricted Unit Subaccount or Matching Restricted Unit Subaccount maintained for the Participant under Section 8 (including, in each case, all such Units that are Dividend Equivalent Units) shall become vested as of the earliest to occur of the following dates:

     (i) the fourth anniversary of the respective Crediting Date with respect to each such Unit,

     (ii) the date of the Participant’s death,

     (iii) the date on which the Participant becomes Disabled,

     (iv) the date on which a Change in Control occurs.

     (b) If a Participant’s Termination of Employment occurs as a result of Retirement or Involuntary Termination prior to the fourth anniversary of a Crediting Date and prior to (1) the Participant’s death, (2) the Participant becoming Disabled, or (3) the occurrence of a Change in Control, then for any Initial Award Restricted Unit Subaccount, Purchased Restricted Unit Subaccount or Matching Restricted Unit Subaccount maintained for the Participant under Section 8 as of the date of the Participant’s Termination of Employment:

     (i) all Units in any such Purchased Restricted Unit Subaccount (including all such Units that are Dividend Equivalent Units), shall become vested;

     (ii) the Earned Portion (as defined below) of all Units in any such Initial Award Restricted Unit Subaccount and in any such Matching Restricted Unit Subaccount (including all such Units that are Dividend Equivalent Units), shall become vested; and

     (iii) the Unearned Portion (as defined below) of all Units in any such Initial Award Restricted Unit Subaccount and in any such Matching Restricted Unit Subaccount (including all such Units that are Dividend Equivalent Units) shall be forfeited, and the Participant shall have no further rights with respect thereto.

     For purposes of the foregoing, the “Earned Portion” of the Units in any Initial Award Restricted Unit Subaccount and in any Matching Restricted Unit Subaccount maintained for a Participant shall mean the percentage of such Units determined by dividing by 48 the number of months in the period beginning as of the Crediting Date for such Subaccount and ending as of the date of the Participant’s Termination of Employment, with any fraction of a month included in such period treated as a full month; and the “Unearned Portion” of the Units in any such Subaccount shall mean the percentage of such Units determined by subtracting from 100% the Earned Portion of such Units, as determined under the preceding clause.

     (c) If a Participant’s Termination of Employment occurs for any reason other than Retirement or Involuntary Termination prior to the fourth anniversary of a Crediting Date and prior to the Participant’s death, the Participant becoming Disabled, or the occurrence of a Change in Control, then for any Initial Award Restricted Unit Subaccount, Purchased Restricted Unit Subaccount or Matching Restricted Unit Subaccount maintained for the Participant under Section 8 as of the date of the Participant’s Termination of Employment:

     (i) all Units in any such Initial Award Restricted Unit Subaccount and in any such Matching Restricted Unit Subaccount (including all such Units that are Dividend Equivalent Units), shall be forfeited, and the Participant shall have no further rights with respect thereto; and

     (ii) all Units in any such Purchased Restricted Unit Subaccount (including all such Units that are Dividend Equivalent Units) shall become vested.

7. PAYMENT FOR VESTED UNITS.

     Payment with respect to a Participant’s Vested Units shall be made in accordance with the provisions set forth below.

     (a) TIME FOR PAYMENT. Payment with respect to a Participant’s Vested Units shall be made to the Participant or, in the event of the Participant’s death, to his or her Beneficiary, within 30 days after the Vesting Date for such Units, except as otherwise provided in paragraph (d), (f)(i) or (f)(ii) below.

     (b) FORM AND AMOUNT OF PAYMENT. Except as provided in paragraph (c) below, payment to be made with respect to any of a Participant’s Vested Units at the time specified in paragraph (a) above, or at the time specified in paragraph (f)(i) below, shall be made in the form of a single lump sum payment consisting of (i) a number of shares of Common Stock equal to the total number of whole Vested Units payment for which is to be made at such time (including, in the case of any Vested Units payment for which is to be made under paragraph (f)(i), all Dividend Equivalent Units credited with respect to such Vested Units pursuant to paragraph (f)(vi) below), and (ii) a cash payment for any fractional part of a Unit payment for which is to be made at such time. The amount of such cash payment shall be determined by multiplying such fractional part by the Closing Price of a share of Common Stock as of the first Trading Day preceding the date of payment; provided, however, that for payments made on or after October 1, 2011, the amount of such cash payment shall be determined by multiplying such fractional part by the Closing Price of a share of Common Stock on the Vesting Date (but if payment is deferred pursuant to Section 7(d), then the Closing Price of a share of Common Stock on the first Trading Day preceding the date of payment shall be used). Any amount of such cash payment determined to be less than $5 shall be forfeited and the Participant shall have no further rights with respect thereto.

     (c) PAYMENT ON ACCOUNT OF CERTAIN TERMINATIONS. Payment to be made at the time specified in paragraph (a) above, or at the time specified in paragraph (f)(ii) below, with respect to a Participant’s Units that become vested pursuant to Section 6(c)(ii) shall be made, in either case, in the form of a single lump sum payment of shares of Common Stock by the issuance of a number of shares of Common Stock determined by dividing the lesser of (x) the aggregate value of the number of such Units payment for which is to be made at such time, determined by multiplying such number of Units by the Closing Price of a share of Common Stock as of the date or dates on which such Units were credited to the Participant’s Account, or (y) the aggregate value of the number of such Units payment for which is to be made at such time, determined by multiplying such number of Units by the Closing Price of a share of Common Stock as of the Vesting Date for such Units, by (z) the Closing Price of a share of Common Stock on such Vesting Date or, if such Vesting Date was not a Trading Day, the Closing Price of a share of Common Stock as of the first Trading Day preceding such Vesting Date; provided, however, that for payments made on or after October 1, 2011, the number of shares of Common Stock to be issued shall be equal to the number of Units credited to the Participant’s Purchased Restricted Unit Subaccount (including all such Units that are Dividend Equivalent Units). If payment for any of such Units is to be made at the time specified in paragraph (f)(ii) below, such lump sum payment with respect to such Units shall consist of the number of shares of Common Stock determined in accordance with the preceding sentence, plus the number of Dividend Equivalent Units credited with respect to such Units pursuant to paragraph (f)(vi) below. If the total number of shares of Common Stock determined in accordance with the provisions of either of the two preceding sentences includes a fractional part of a share, payment with respect to such fractional part shall be made in cash, in an amount determined by multiplying such fractional part by the Closing Price of a share of Common Stock as of the first Trading Day preceding the date of payment, at the same time as the shares of Common Stock are issued; provided, however, that for payments made on or after October 1, 2011, the amount of such cash payment shall be determined by multiplying such fractional part by the Closing Price of a share of Common Stock on the Vesting Date. Any amount of such cash payment determined to be less than $5 shall be forfeited and the Participant shall have no further rights with respect thereto.

     (d) DEFERRED PAYMENT. Subject to the provisions of paragraph (e) below, payment with respect to part or all of a Participant’s Restricted Units that become vested on any Vesting Date pursuant to Section 6(a)(i) shall be deferred, and shall be made at the time and in the manner hereinafter set forth, if the Participant so elects in accordance with the following provisions:

     (i) An election by the Participant hereunder with respect to any Restricted Units that become vested on any Vesting Date shall be made in writing, on a form furnished to the Participant for such purpose by the Committee. The form shall be filed with the Committee at least one year prior to such Vesting Date.

     (ii) In the Participant’s election form, the Participant shall specify the number of such Restricted Units with respect to which the Participant wishes to defer payment, and the date on which payment with respect to such Units shall be made (the “Payment Date”).

     (iii) The Participant may select, as the Payment Date for such Units,

     (A) the first Business Day of any calendar year or month after the fifth anniversary of the Vesting Date for such Units;

     (B) the later of (x) the first Business Day of the calendar year following the date on which the Participant’s Termination of Employment occurs for any reason or (y) the first Business Day of the calendar month following the fifth anniversary of the Vesting Date for such Units; or

     (C) the earlier of (A) or (B).

     (iv) Any election made hereunder by the Participant shall be irrevocable.

     (v) As of the Vesting Date for any Restricted Units covered by a deferral election made by a Participant hereunder, the number of such Units shall be transferred from the Restricted Unit Subaccount or Matching Restricted Unit Subaccount in which such Units were recorded to the appropriate Deferred Vested Unit Subaccount established for the Participant under Section 8.

     (vi) Until payment has been made with respect to all of the Units in any Deferred Vested Unit Subaccount maintained for the Participant under Section 8, there shall be credited to each such Subaccount, as of each Dividend Payment Date, a number of additional Deferred Vested Units determined by first multiplying (A) the total number of Deferred Vested Units standing to the Participant’s credit in such Subaccount as of the Dividend Payment Date (including all Dividend Equivalent Units credited to such Subaccount on all previous Dividend Payment Dates), by (B) the per-share dollar amount of the dividend paid on such Dividend Payment Date and then, dividing the resulting amount by the Closing Price of one share of Common Stock on such Dividend Payment Date.

     (vii) Except as provided in subparagraph (viii) below, payment with respect to the Deferred Vested Units in any Deferred Vested Unit Subaccount maintained for the Participant shall be made on the Payment Date specified by the Participant in his or her deferral election with respect to such Units or, if applicable, on the Delayed Payment Date for such Units provided in paragraph (f)(iii) below. Payment with respect to the Deferred Vested Units payable on any Payment Date or Delayed Payment Date shall be made in a single lump sum (A) by the issuance of one share of Common Stock for each whole Deferred Vested Unit payable on such Payment Date or Delayed Payment Date, and (B) by a cash payment for any fractional part of a Deferred Vested Unit payable on such Payment Date or Delayed Payment Date. The amount of such cash payment shall be determined by multiplying such fractional part by the Closing Price of a share of Common Stock on the first Trading Day preceding the date of payment. Any amount of such cash payment determined to be less than $5 shall be forfeited and the Participant shall have no further rights with respect thereto.

     (viii) Notwithstanding any other provision in this Section 7 to the contrary, payment with respect to any part or all of any Deferred Vested Unit Subaccount maintained for a Participant may be made to the Participant on any date earlier than the Payment Date specified by the Participant in his or her deferral election for such Units if (A) the Participant requests such early payment and (B) the Committee, in its sole discretion, determines that such early payment is necessary to help the Participant meet an “unforeseeable emergency” within the meaning of Section 409A of the Code. The amount that may be so paid may not exceed the amount permitted to be paid under Section 409A of the Code.

     (e) LIMITATIONS ON DEFERRALS. A deferral election otherwise permitted to be made under paragraph (d) above shall be subject to the following limitations:

     (i) The Committee may deny any Participant the right to make such election if it determines, in its sole discretion prior to such election becoming irrevocable, that such deferral election by the Participant might cause the Plan to fail to be treated as a plan of deferred compensation “for a select group of management or highly compensated employees” for purposes of ERISA.

     (ii) No deferral election shall be effective hereunder if, at any time during the 12-month period ending on the Vesting Date, the Participant received a hardship withdrawal under Section 7.2 of the Pall Corporation 401(k) Plan.

     (iii) No amount may be deferred with respect to the Participant’s Vested Units pursuant to a Participant’s deferral election hereunder to the extent that any tax is required to be withheld with respect to such amount pursuant to applicable federal, state or local law.

     (f) DELAY IN TIME FOR PAYMENT. To the extent provided in subparagraph (i), (ii) or (iii) below, payment otherwise required to be made with respect to any of a Participant’s Vested Units at the time specified in paragraph (a) above, and payment otherwise required to be made with respect to any of Participant’s Deferred Vested Units on the Payment Date for such Units determined under clause (B) or (C) of paragraph (d)(iii) above, shall not be made at such times but shall be made, instead, at the times provided in subparagraph (i), (ii) or (iii) below.

     (i) Payment with respect to any of a Participant’s Post-2004 Bonus, SIP and Base Salary Units that become vested pursuant to Section 6(a)(iv) by reason of the occurrence of a Change in Control shall be made within 30 days after (A) the earliest date on which such Units otherwise would become vested under Section 6(a) in the absence of the occurrence of a Change in Control, or (B) if earlier, the date of the Participant’s Termination of Employment for any reason prior to the Participant’s death or the Participant’s having become Disabled; provided, however, that if the Participant was a Key Employee (as defined in subparagraph (iv) below) immediately prior to such Termination of Employment, payment pursuant to this clause (B) shall be made on the day that is 6 months after the date of such Termination of Employment or, if the Participant dies before that day, shall be deemed paid into a constructive trust for the benefit of the Beneficiary upon the Participant’s death, and distributed from such trust to such Beneficiary within 7 days after the Corporation receives written notice of the Participant’s death.

     (ii) In the case of a Participant whose Termination of Employment occurs for any reason prior to the Participant’s death or the Participant having become Disabled, and who was a Key Employee immediately prior to his or her Termination of Employment, payment with respect to any of the Participant’s Post-2004 Bonus, SIP and Base Salary Units that become vested pursuant to Section 6(b) or (c) by reason of the Participant’s Termination of Employment shall be made on the day which is 6 months after the date of the Participant’s Termination of Employment or, if the Participant dies before such day, shall be deemed paid into a constructive trust for the benefit of the Beneficiary upon the Participant’s death, and distributed from such trust to such Beneficiary within 7 days after the Corporation receives written notice of the Participant’s death.

     (iii) In any case where (A) any of a Participant’s Deferred Vested Units that became vested on or after January 1, 2005 have a Payment Date determined by reference to the date of the Participant’s Termination of Employment pursuant to clause (B) or (C) under paragraph (d)(iii) above, (B) the Payment Date for such Units, as so determined, is earlier than 6 months after the date of the Participant’s Termination of Employment, (C) the Participant’s Termination of Employment occurs for any reason prior to the Participant’s death or the Participant having becoming Disabled, and (D) the Participant is a Key Employee immediately prior to the Participant’s Termination of Employment, payment with respect to such Deferred Vested Units shall be made on the day which is 6 months after the date of the Participant’s Termination of Employment or, if the Participant dies before such day, shall be deemed paid into a constructive trust for the benefit of the Beneficiary upon the Participant’s death, and distributed from such trust to such Beneficiary within 7 days after the Corporation receives written notice of the Participant’s death.

     (iv) For purposes of this paragraph (f), the term “Key Employee” shall mean a Participant who, as of any date of reference, is a “specified employee” within the meaning of Section 409A.

     (v) The provisions of subparagraph (i) and (ii) above shall not apply to the payment required to be made under this Section 7 with respect to a Participant’s Units that become vested upon the occurrence of a Change in Control, or to the payment required to be made under this Section 7 with respect to a Participant’s Units that become vested upon the Participant’s Termination of Employment, if in either case the Participant would not be required to include such payment in his or her gross income for federal income tax purposes if such payment were made to the Participant at the time specified in paragraph (a) above. The provisions of subparagraph (iii) above shall not apply to the payment required to be made under this Section 7 with respect to any of a Participant’s Deferred Vested Units if the Participant would not be required to include such payment in his or her gross income for federal income tax purposes if such payment were made to the Participant on the Payment Date for such Units determined under paragraph (d)(iii) above.

     (vi) If payment with respect to any of a Participant’s Post-2004 Bonus, SIP and Base Salary Units is delayed pursuant to subparagraph (i) or subparagraph (ii) above, Dividend Equivalent Units shall be credited to the Participant’s Account with respect to such Units, in the same manner as provided in paragraph (d)(vi) above, on each Dividend Payment Date occurring during the period from the Vesting Date for such Units to the Delayed Payment Date for such Units.

     (h) 409A COMPLIANCE. This Plan and all Units hereunder are intended to comply with the requirements of Section 409A or an exception to the requirements of Section 409A and shall be interpreted and applied by the Committee in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A. In the event that any provision of the Plan or any election made hereunder is determined by the Committee to not comply with the applicable requirements of Section 409A, the Committee shall have the authority to take such actions and to make such interpretations or changes to the Plan or such instrument as the Committee deems necessary to comply with such requirements. Each “payment” (as defined by Section 409A) made under this Plan shall be considered a “separate payment” for purposes of Section 409A, and in no event may a Participant, directly or indirectly, designate the calendar year of any payment hereunder.

     Notwithstanding anything contained in the Plan to the contrary, to the extent that any amount payable under the Plan does not meet an exception to Section 409A (a “409A Amount”), the following shall apply:

     (i) If any 409A Amount becomes payable to a Participant by reason of his or her retirement or other termination of employment or service that does not constitute a “separation from service” within the meaning of Section 409A, the Participant’s right to such payment shall be deferred (subject to clause (iii) below) until the earlier of the date that such a “separation from service” occurs or the earliest date on which the 409A Amount may be paid without being subject to an additional tax under Section 409A.

     (ii) If any 409A Amount becomes payable to a Participant solely by reason of a Change in Control, and a Change in Control occurs as defined by the Plan that is not, with respect to the Corporation, a change in ownership or effective control of the Corporation or a change in ownership of a substantial portion of the assets of the Corporation (each within the meaning of Section 409A), then the Participant’s right to such payment shall be deferred until the earliest date on which the 409A Amount may be paid without being subject to an additional tax under Section 409A.

     (iii) No portion of a 409A Amount that is payable by reason of a Participant’s separation from service will be made to a Participant who is a “specified employee” (as defined by Section 409A) until the earlier of: (x) the first day following the sixth month anniversary of the Participant’s separation from service, (y) the Participant’s date of death, or (z) the earliest date on which the 409A Amount may be paid without being subject to an additional tax under Section 409A.

     Notwithstanding anything contained herein to the contrary, in no event shall the Corporation or any officer, director, employee or agent of the Corporation be liable to any Participant or Beneficiary for any tax or penalty imposed on such Participant or Beneficiary under Section 409A or otherwise. For purposes of Section 409A, each payment made under this Plan shall be treated as a separate payment. In no event may a Participant or Beneficiary, directly or indirectly, designate the calendar year of any payment.

8. ACCOUNTS.

     There shall be established on the books and records of the Corporation, for bookkeeping purposes only, a separate Account for each Participant, to reflect the Participant’s interest under the Plan.

     Within each Account so established for each Participant there shall be established and maintained the following Subaccounts: an “Initial Award Restricted Unit Subaccount” to reflect all Restricted Units to be credited to the Participant’s Account on any Crediting Date pursuant to Section 5(a); a “Purchased Restricted Unit Subaccount” to reflect all Restricted Units to be credited to the Participant’s account on any Crediting Date pursuant to Section 5(b), (c), (d) or (e); a “Matching Restricted Unit Subaccount” to reflect all Matching Restricted Units to be credited to the Participant’s Account on any Crediting Date pursuant to Section 5(f); and a “Deferred Vested Unit Subaccount” to reflect all Vested Units with respect to which a Participant has elected to defer payment, and for which the Participant has selected the same Payment Date, pursuant to Section 7(d).

     A Participant’s Account and Subaccounts shall be adjusted from time to time to reflect all Dividend Equivalent Units to be credited thereto pursuant to Section 5(g) and Section 7(d)(vi), all payments made with respect to the Units reflected therein pursuant to Section 7, and, in the case of any Initial Award Restricted Unit Subaccount, Purchased Restricted Unit Subaccount or Matching Restricted Unit Subaccount maintained for a Participant, any forfeitures of Units reflected therein pursuant to Section 6.

     A Participant’s interest in any Deferred Vested Unit Subaccount maintained for the Participant shall be fully vested and nonforfeitable at all times.

9. CERTAIN ADJUSTMENTS TO PLAN SHARES.

     In the event of any change in the shares of Common Stock by reason of any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or any rights offering to purchase shares of Common Stock at a price substantially below fair market value, or any similar change affecting the shares of Common Stock, the number and kind of shares represented by Units credited to Participants’ Accounts shall be appropriately adjusted consistent with such change in such manner as the Compensation Committee, in its sole discretion, may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, the Participants hereunder. The Committee shall give notice to each Participant of any adjustment made pursuant to this Section and, upon such notice, such adjustment shall be effective and binding for all purposes.

10. LISTING AND QUALIFICATION OF COMMON STOCK.

     The Corporation, in its discretion, may postpone the issuance, delivery, or distribution of shares of Common Stock with respect to any Vested Units until completion of such stock exchange listing or other qualification of such shares under any state or federal law, rule or regulation as the Corporation may consider appropriate, and may require any Participant or Beneficiary to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable laws, rules and regulations; provided, however, in the event any such postponement would cause a violation of Section 409A, the Corporation shall make payment in such manner (including in cash rather than shares of Common Stock) as will avoid such a violation.

11. TAXES.

     The Corporation or any of its Affiliated Companies may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state, local and foreign taxes required by law to be withheld with respect to any payments to be made under the Plan including, but not limited to (i) deducting the amount so required to be withheld from any other amount then or thereafter payable to a Participant or Beneficiary, and/or (ii) requiring a Participant or Beneficiary to pay to the Corporation or any of its Affiliated Companies the amount so required to be withheld as a condition of the issuance, delivery, or distribution of any shares of Common Stock. With the approval of the Compensation Committee, the Committee may permit such amount to be paid in shares of Common Stock previously owned by the Participant, or a portion of the shares of Common Stock that otherwise would be distributed to such Participant in respect to his or her Vested Units, or a combination of cash and shares of Common Shares.

12. DESIGNATION AND CHANGE OF BENEFICIARY.

     Each Participant shall file with the Committee a written designation of one or more persons as the Beneficiary who shall be entitled to receive any amount, or any shares of Common Stock, payable under the Plan upon his or her death. A Participant may, from time to time, revoke or change his or her Beneficiary designation without the consent of any previously designated Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If at the date of a Participant’s death, there is no designation of a Beneficiary in effect for the Participant pursuant to the provisions of this Section 12, or if no Beneficiary designated by the Participant in accordance with the provisions hereof survives to receive any amount, or any shares of Common Stock, payable under the Plan by reason of the Participant’s death, the Participant’s estate shall be treated as the Participant’s Beneficiary for purposes of the Plan.

13. RIGHTS OF PARTICIPANTS.

     A Participant’s rights and interests under the Plan shall be subject to the following provisions:

     (a) A Participant shall have the status of a general unsecured creditor of the Corporation with respect to his or her right to receive any payment under the Plan. The Plan shall constitute a mere promise by the Corporation or the applicable Affiliated Company to make payments in the future of the benefits provided for herein. It is intended that the arrangements reflected in the Plan be treated as unfunded for tax purposes, as well as for purposes of any applicable provisions of Title I of ERISA.

     (b) A Participant’s rights to payments under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or his or her Beneficiary. The payment of an amount shall not result in an actual or potential reduction of, or current or future offset to, an amount of deferred compensation, and the Participant shall receive no loan the repayment of which is secured by or may be accomplished through an offset of or a reduction in an amount deferred under the Plan.

     (c) Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employment of the Corporation or any of its Affiliated Companies.

     (d) No Participant shall have the right, by virtue of having been selected as an Eligible Employee with respect to any Plan Year, to be automatically treated as an Eligible Employee with respect to any subsequent Plan Year.

     (e) No Restricted Units credited to a Participant’s Account, and no payments made with respect to such Units upon or after they become vested, shall be considered as compensation under any employee benefit plan of the Corporation or any of its Affiliated Companies, except as specifically provided in any such plan or as otherwise determined by the Board of Directors.

14. ADMINISTRATION.

     The Plan shall be administered by the Committee. A majority of the members of the Committee shall constitute a quorum. The Committee may act at a meeting, including a telephone meeting, by action of a majority of the members present, or without a meeting by unanimous written consent. In addition to the responsibilities and powers assigned to the Committee elsewhere in the Plan, the Committee shall have the authority, in its discretion, to establish from time to time guidelines or regulations for the administration of the Plan, interpret the Plan, and make all determinations considered necessary or advisable for the administration of the Plan; provided, however, that any questions as to the rights under the Plan of any person who is an Elected Officer under Section 4.01(a) of the By-Laws of the Corporation, as amended on July 15, 2003 or thereafter, shall be determined by the Compensation Committee instead of by the Committee.

     The Committee may delegate any ministerial or nondiscretionary function pertaining to the administration of the Plan to any one or more officers of the Corporation.

     All decisions, actions or interpretations of the Committee or the Compensation Committee under the Plan shall be final, conclusive and binding upon all parties. Notwithstanding the foregoing, any determination made by the Committee or the Compensation Committee after the occurrence of a Change in Control that denies in whole or in part any claim made by any individual for benefits under the Plan shall be subject to judicial review, under a “de novo”, rather than a deferential standard.

15. AMENDMENT OR TERMINATION.

     The Board of Directors may, with prospective or retroactive effect, amend, suspend or terminate the Plan or any portion thereof at any time; provided, however, that (a) no amendment, suspension or termination of the Plan shall adversely affect the rights of any Participant with respect to any Units previously credited to the Participant’s Account, without his or her written consent and (b) no amendment which constitutes a “material revision” of the Plan, as the term material revision is defined in the applicable rules of the New York Stock Exchange, shall be effective unless approved by the shareholders in the manner required by such rules and by applicable law, and (c) no amendment, suspension, or termination may change the time and form of payment of any outstanding Units except in accordance with Section 409A.

16. SUCCESSOR CORPORATION.

     The obligations of the Corporation under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Corporation, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Corporation. The Corporation agrees that it will make appropriate provision for the preservation of Participants’ rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

17. STOCK CERTIFICATES; BOOK ENTRY PROCEDURES.

     (a) Notwithstanding anything herein to the contrary, the Corporation shall not be required to issue or deliver any certificates evidencing shares of Common Stock to be issued under the Plan, unless and until the Committee has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Common Stock are listed or traded. All Common Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Common Stock is listed, quoted, or traded. The Committee may place legends on any Common Stock certificate to reference restrictions applicable to the Common Stock. In addition to the terms and conditions provided herein, the Committee may require that a Participant or Beneficiary make such reasonable covenants, agreements, and representations as the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant or Beneficiary to comply with any timing or other restrictions with respect to the settlement of any Units, including a window-period limitation, as may be imposed in the discretion of the Committee.

     (b) Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Corporation shall not deliver to any Participant or Beneficiary certificates evidencing shares of Common Stock issued under the Plan and instead such shares of Common Stock shall be recorded in the books of the Corporation (or, as applicable, its transfer agent or stock plan administrator).

18. PAPERLESS DOCUMENTATION

     Notwithstanding anything contained herein to the contrary, any agreement, document, notice or other instrument necessary or appropriate to carry out the purposes of the Plan, including any agreement, document, notice or other instrument expressly stated by the Plan to be in writing, may, to the extent permitted by the Committee, be provided, transmitted or delivered in electronic format, including via facsimile or by use of the internet. Any such agreement, document, notice or other instrument provided or delivered in such manner shall have the same legal effect as if provided in writing.

19. GOVERNING LAW.

     The Plan shall be governed by and construed in accordance with the laws of the State of New York.

20. EFFECTIVE DATE.

     The Plan was adopted effective as of June 29, 1999 by the Board of Directors, acting by the Compensation Committee, and approved by the shareholders of the Corporation by a majority of the votes cast in person or by proxy at the 1999 annual meeting of the Corporation’s shareholders. Amendments approved by the Board of Directors on October 16, 2008 are effective as of January 1, 2008, with respect to all outstanding Units as of that date and any outstanding Units granted thereafter, other than any Units that were outstanding and vested prior to January 1, 2005 and not materially modified thereafter. Amendments approved by the Board of Directors on July 16, 2009 were effective as of November 19, 2009 (the date they were adopted by the Corporation’s Shareholders) and amendments approved by the Board of Directors on July 15, 2010 were effective as of December 15, 2010 (the date they were adopted by the Corporation’s Shareholders). The Plan, as amended and restated as presented herein, was approved by the Board of Directors on September 26, 2011.